UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):    July 15, 2016

TELOS CORPORATION
(Exact name of registrant as specified in charter)

Maryland	001-08443	52-0880974
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer ID No.)

19886 Ashburn Road, Ashburn, Virginia	20147-2358
(Address of principle executive offices)	(Zip Code)

(703) 724-3800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Item 2.03.	Entry into a Material Definitive Agreement. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Accounts Receivable Purchase Agreement

On July 15, 2016, Telos Corporation (the "Company") entered into an Accounts Receivable Purchase Agreement (the "Purchase Agreement") with Republic Capital Access, LLC ("RCA" or "Buyer"), pursuant to which the Company may offer for sale, and RCA, in its sole discretion, may purchase, eligible accounts receivable relating to U.S. government prime contracts or subcontracts of the Company (collectively, the "Purchased Receivables"). Upon purchase, RCA becomes the absolute owner of any such Purchased Receivables, which are payable directly to RCA, subject to certain repurchase obligations of the Company.  The total amount of Purchased Receivables is subject to a maximum limit of $10,000,000 of outstanding Purchased Receivables (the "Maximum Amount") at any given time. The Purchase Agreement has an initial term expiring on June 30, 2018 and automatically renews for successive 12 month renewal periods unless terminated in writing by either the Company or RCA.

The initial purchase price of a Purchased Receivable is equal to 90% of the face value of the receivable if the account debtor is an agency of the U.S. government, and 85% if the account debtor is not an agency of the U.S. government; provided, however, that RCA has the right to adjust these initial purchase price rates in its sole discretion. After collection by RCA of the portion of a Purchased Receivable in excess of the initial purchase price, RCA shall pay the Company the residual 10% of such Purchased Receivable, less (i) a discount factor equal to 0.30%, for federal government prime contracts (or 0.56% for non-federal government investment grade account obligors or 0.62% for non-federal government non-investment grade account obligors) of the face amounts of Purchased Receivable; (ii) a program access fee equal to 0.008% of the daily ending account balance for each day that Purchased Receivables are outstanding; (iii) a commitment fee equal to 1% per annum of Maximum Amount minus the amount of Purchased Receivables outstanding; and (iv) fees, costs and expenses relating to the preparation, administration and enforcement of the Purchase Agreement and any other related agreements. At the time the Purchase Agreement was signed, the Company received proceeds in an amount equal to $6,304,531, net of an initial enrollment fee equal to $25,000. Those proceeds were used to repay the outstanding amounts owed to the Lenders (as defined below), as described below in Item 1.02.

The Purchase Agreement provides that in the event, but only to the extent, that the conveyance of Purchased Receivables by the Company is characterized by a court or other governmental authority as a loan rather than a sale, the Company shall be deemed to have granted RCA effective as of the date of the first purchase under the Purchase Agreement, a security interest in all of the Company's right, title and interest in, to and under all of the Purchased Receivables, whether now or hereafter owned, existing or arising.

The Company provides a power of attorney to RCA to take certain actions in the Company's stead, including to sell, assign or transfer in whole or in part any of the Purchased Receivables; (b) to demand, receive and give releases to any account debtor with respect to amounts due under any Purchased Receivables; (c) to notify all account debtors with respect to the Purchased Receivables; and (d) to take any actions necessary to perfect RCA's interests in the Purchased Receivables.

The Company is liable to Buyer for any fraudulent statements and all representations, warranties, covenants, and indemnities made by the Company pursuant to the terms of the Purchase Agreement. It is considered an event of default if (a) the Company fails to pay any amounts it owes to RCA when due (subject to a cure period); (b) the Company has voluntary or involuntary bankruptcy proceedings commenced by or against it; (c) the Company is no longer solvent or is generally not paying its debts as they become due; (d) any voluntary liens, garnishments, attachments, or the like are issued against or attach to the purchased receivables; (e) the Company breaches any warranty, representation, or covenant (subject to a cure period); (f) the Company is not in compliance or has otherwise defaulted under any document or obligation in favor of RCA or an RCA affiliate; or (g) the Purchase Agreement or any material provision terminates (other than in accordance with the terms of the Purchase Agreement) or ceases to be effective or to be a binding obligation of the Company. If any such event of default occurs, then RCA may take certain actions, including ceasing to buy any eligible receivables, declaring any indebtedness or other obligations immediately due and payable, or terminating the Financing Agreement.

A copy of the Purchase Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the attached Purchase Agreement.

Financing and Security Agreement

On July 15, 2016, the Company entered into a Financing and Security Agreement (the "Financing Agreement") with Action Capital Corporation ("Action Capital"), pursuant to which Action Capital agreed to provide the Company with advances of up to 90% of the net amount of certain acceptable customer accounts of the Company that have been assigned as collateral to Action Capital (the "Acceptable Accounts"). The maximum outstanding principal amount of advances under the Financing Agreement is $2,500,000. The Financing Agreement has a term of two years, provided that the Company may terminate it at any time without penalty upon written notice. At the time the Financing Agreement was signed, the Company did not borrow any amounts under the Financing Agreement.

The Company shall pay Action Capital interest on the advances outstanding under the Financing Agreement at a rate equal to the prime rate of Wells Fargo Bank, N.A. in effect on the last business day of the prior month plus 2%, and a monthly fee equal to 0.50%. All interest calculations are based on a year of 360 days. The Company's obligations under the Financing Agreement are secured by certain assets of the Company pertaining to the Acceptable Accounts, including all accounts, accounts receivable, earned and unbilled revenue, contract rights, chattel paper, documents, instruments, general intangibles, reserves, reserve accounts, rebates, books and records, and all proceeds of the foregoing.

Pursuant to the terms of the Financing Agreement, Action Capital shall have full recourse against the Company when an Acceptable Account is not paid in full by the respective customer within 90 days of the date of purchase or if for any reason it ceases to be an Acceptable Account, including the right to charge-back any such Acceptable Account. It is considered an event of default if the Company breaches any covenant or warranty, knowingly provides false or incorrect material information to Action Capital, or otherwise defaults on any of its material obligations under the Financing Agreement or any other material agreements with Action Capital (subject to a cure period). If any such events of default occur, then Action Capital may take certain actions, including declaring any indebtedness immediately due and payable, requiring any customers with Acceptable Accounts to make payments directly to Action Capital, exercising its power of attorney from the Company to take actions in the Company's stead with respect to any of Company's Acceptable Accounts, or terminating the Financing Agreement.

A copy of the Financing Agreement is attached hereto as Exhibit 99.2 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the attached Financing Agreement.

Item 1.02.     Termination of a Material Definitive Agreement.

In connection with the Purchase Agreement and the Financing Agreement, the Company terminated the Second Amended and Restated Loan Agreement, dated as of May 17, 2010 (as amended, supplemented or otherwise modified, the "Loan Agreement"), between Wells Fargo Capital Finance, LLC (the "Agent"), the lenders party thereto (the "Lenders"), the Company, Xacta Corporation, Ubiquity.com, Inc. and Teloworks, Inc. (together with the Company, Xacta Corporation, Ubiquity.com, Inc., the "Companies"), effective as of July 15, 2016. The Loan Agreement provided for a total line of credit of up to $10 million and had a maturity date of April 1, 2017.

The revolving loans made to the Company under that loan facility were secured by a lien on substantially all of the Company's assets. The Company terminated the Loan Agreement prior to its expiration date and repaid all amounts outstanding under the Loan Agreement; other than (1) the obligations of the Companies under the Loan Agreement and related loan documents with respect to letters of credits and fees, charges, costs and expenses related thereto, (2) the obligations of the Companies under the Loan Agreement and related loan documents to reimburse the Agent and the Lenders for costs and expenses that may become due and payable after the date of the termination of the Loan Agreement, and (3) any customary contingent indemnification obligations. The Company paid an early termination fee of $100,000, and no other early termination fees or prepayment penalties were incurred by the Company in connection with the termination of the Loan Agreement.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits

99.1	Accounts Receivable Purchase Agreement between Telos Corporation and Republic Capital Access, LLC, dated July 15, 2016
99.2	Financing and Security Agreement between Telos Corporation and Action Capital Corporation, dated July 15, 2016

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  July 21, 2016

TELOS CORPORATION
By:	/s/ Michele Nakazawa
Michele Nakazawa Chief Financial Officer